[LETTERHEAD OF SELLERS & ASSOCIATES P.C. OF OGDEN, UTAH]


February 8, 2001


Office of THe Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Re:  TRSG Corporation
     SEC File Number:  33-24108D

Ladies and Gentlemen:

We were previously principal accountants for TRSG Corporation and, under the date of April 4, 2000, we reported on the financial statements of Professional Wrestling Alliance Corporation (presently "TRSG Corporation") as of and for the year ended December 31, 1999. We Reviewed the corporation's quarterly financial statements for the quarters ended March 31, June 30, and September 30, 2000. On February 3, 2001, our services were terminated. We have read TRSG Corporation's statements included under Item 4 of its Form 8-K dated February 9, 2001, and we agree with such statements, except that we are not in a position to agree or disagree with TRSG Corporation's statement that they have engaged Perrin Fordee & Company, P.C. as independent certified public accountants and that such engagement was ratified by the Board of Directors.


Sincerely,



/s/ Sellers & Associates, P.C.
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Sellers & Associates, P.C.


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